Registration No. 333-

As filed with the Securities and Exchange Commission on August 7, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Illinois Tool Works Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-1258310
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

155 Harlem Avenue

Glenview, Illinois 60025

(Address of Principal Executive Offices, including Zip Code)

ILLINOIS TOOL WORKS INC. 2015 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Maria C. Green

Senior Vice President, General Counsel and Secretary

Illinois Tool Works Inc.

155 Harlem Avenue

Glenview, Illinois 60025

(Name and address of agent for service)

(847) 724-7500

(Telephone number, including area code, of agent for service)

With a copy to:

Kimberly K. Rubel

Drinker Biddle & Reath LLP

191 North Wacker Drive, Suite 3700

Chicago, Illinois 60606

(312) 569-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.01 per share	10,000,000	$88.92	$889,200,000	$103,325.04

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) also covers additional shares of Common Stock of the Registrant (as defined below) that may become issuable under the Plan (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, the average of the high and low sale prices of the Registrant’s Common Stock as quoted on the New York Stock Exchange on August 3, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement on Form S-8 in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Illinois Tool Works Inc. 2015 Long-Term Incentive Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Illinois Tool Works Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 13, 2015;

•	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed with the SEC on May 7, 2015 and August 7, 2015, respectively;

•	the Registrant’s Current Reports on Form 8-K filed with the SEC on February 17, 2015, May 8, 2015, May 13, 2015, May 22, 2015 and July 22, 2015 (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules);

•	the portions of the Registrant’s definitive Proxy Statement, filed on March 20, 2015, for the Annual Meeting of Stockholders held on May 8, 2015 that have been incorporated by reference into the above-described Annual Report on Form 10-K; and

•	the description of the Registrant’s common shares contained in the Registrant’s Current Report on Form 8-K filed on July 22, 2015, and any amendments or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Janet O. Love, Deputy General Counsel and Assistant Secretary of the Registrant, who is delivering the opinion attached hereto as Exhibit 5.1, is a participant in various of the Registrant’s employee benefit and incentive plans, including stock option plans, offered to employees. As of August 1, 2015, Ms. Love beneficially owns 7,225 shares of the Registrant’s Common Stock.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. The provisions of Article Thirteenth of the Registrant’s Restated Certificate of Incorporation eliminate the personal liability of directors of the Registrant to the extent set forth in the DGCL.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers against expenses (including attorneys’ fees actually and reasonably incurred), judgments, fines and settlements, in connection with any action, suit or proceeding (other than derivative actions), whether civil, criminal, administrative or investigative, if it is determined that such person acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, had no reasonable cause to believe that his or her conduct was unlawful. In a derivative action brought by or in the right of the corporation, the DGCL permits indemnification of any such person if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, but no indemnification may be given where such person has been found to be liable to the corporation unless (and only to the extent that) a court determines that despite such finding of liability, such person is fairly and reasonably entitled to indemnification against such expenses which the court deems proper. Article V of the Registrant’s By-Laws provides for indemnification of the Registrant’s directors and officers to the fullest extent permitted by the DGCL. Article V further permits the Registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL.

The Registrant’s directors and officers are covered by insurance policies directly insuring them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibits Index that follows the signature page to this Registration Statement, which is incorporated herein by reference.

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Glenview, State of Illinois, on August 7, 2015.

ILLINOIS TOOL WORKS INC.

By:	/s/ Maria C. Green
Maria C. Green
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Know all men and women by these presents, that each person whose signature appears below constitutes and appoints E. Scott Santi, Michael M. Larsen and Maria C. Green, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Illinois Tool Works, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below on August 7, 2015.

/s/ E. Scott Santi

/s/ Robert S. Morrison

Robert S. Morrison

Director

/s/ James A. Skinner

James A. Skinner

Director

/s/ David B. Smith, Jr.

David B. Smith, Jr.

Director

/s/ Pamela B. Strobel

Pamela B. Strobel

Director

/s/ Kevin M. Warren

Kevin M. Warren

Director

/s/ Anré D. Williams

Anré D. Williams

Director

E. Scott Santi
Chairman & Chief Executive Officer & Director (Principal Executive Officer)
/s/ Michael M. Larsen
Michael M. Larsen
Senior Vice President & Chief Financial Officer (Principal Financial Officer)
/s/ Randall J. Scheuneman
Randall J. Scheuneman
Vice President & Chief Accounting Officer (Principal Accounting Officer)
/s/ Daniel J. Brutto
Daniel J. Brutto
Director
/s/ Susan Crown
Susan Crown
Director
/s/ James W. Griffith
James W. Griffith
Director
/s/ Richard H. Lenny
Richard H. Lenny
Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Illinois Tool Works Inc. 2015 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q, filed on August 7, 2015.

5.1*	Opinion of Janet O. Love, Deputy General Counsel and Assistant Secretary regarding the validity of the shares of Common Stock being registered.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Janet O. Love (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Filed herewith.